Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jazz Pharmaceuticals plc
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included herein.

/s/ KPMG

KPMG
Dublin, Ireland
February 26, 2019